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                                                                   EXHIBIT 10(y)

                                                                  EXECUTION COPY

                                  $150,000,000

                             CMS ENERGY CORPORATION

                    3.375% Convertible Senior Notes due 2023

                               Purchase Agreement

                                                                    July 9, 2003

Citigroup Global Markets Inc.
   As Representative of the several Initial Purchasers named in Schedule I hereto
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         CMS Energy Corporation, a Michigan corporation (the "Company"), proposes to issue and sell to Citigroup Global Markets Inc. ("Citigroup") and each of the other Initial Purchasers named in Schedule I hereto (collectively, the "Initial Purchasers"), for whom Citigroup is acting as representative (in such capacity, the "Representative"), an aggregate of $150,000,000 in principal amount of its 3.375% Convertible Senior Notes due 2023 (the "Restricted Notes"), subject to the terms and conditions set forth herein. The Restricted Notes are to be issued pursuant to the provisions of the Indenture dated as of September 15, 1992 between the Company and Bank One Trust Company, N.A. (ultimate successor to NBD Bank, National Association), as trustee (the "Trustee"), as supplemented and amended by various supplemental indentures and as to be supplemented by the Thirteenth Supplemental Indenture, to be dated as of July 16, 2003, establishing the terms of the Restricted Notes (the "Supplemental Indenture") (as so supplemented, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         The Company has agreed to grant to the Initial Purchasers, severally and not jointly, an option to purchase up to $50,000,000 aggregate principal amount of additional Restricted Notes (the "Option Restricted Notes"), at a price per Option Restricted Note equal to the price per Restricted Note. Such option shall expire 45 days after the Time of Purchase (as defined below), and may be exercised in whole or in part from time to time. Such option may be exercised upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Restricted Notes as to which the several Initial Purchasers are then exercising the option and the time, date and place of payment and delivery for such Option Restricted Notes. Any such time and date of payment and delivery shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor, in any event, prior to the Time of Purchase, unless otherwise agreed upon by the Representative and the Company. Any such time and date of payment and delivery which falls after the Time of Purchase is referred to herein as a "Date of Option Delivery". If the option is exercised as to all or any portion of the Option Restricted Notes, each of the Initial Purchasers, severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Restricted Notes then being purchased which the aggregate principal amount of Restricted Notes each such Initial

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Purchaser has severally agreed to purchase as set forth herein bears to the aggregate principal amount of Restricted Notes, subject to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of an incremental principal amount of Option Restricted Notes less than $1,000. As used herein, the term "Restricted Notes" shall include the Restricted Notes and all or any portion of any Option Restricted Notes.

         Holders (including subsequent transferees) of the Restricted Notes will have the registration rights set forth in the registration rights agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), to be dated the Time of Purchase, for so long as such Restricted Notes constitute Registrable Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act") relating to the resale by certain holders of the Restricted Notes and the sale of the shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Restricted Notes (the "Issuable Common Stock"), and to use its best efforts to cause such Registration Statement to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement. This Agreement, the Indenture, the Restricted Notes, the Issuable Common Stock and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents".

         1. Offering Memorandum: The Restricted Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum dated July 9, 2003 (the "Preliminary Offering Memorandum") and a confidential offering memorandum dated July 10, 2003 (the "Offering Memorandum") relating to the Restricted Notes, which incorporate by reference documents filed by the Company pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Preliminary Offering Memorandum" and "Offering Memorandum" shall include respectively the documents incorporated by reference therein. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Preliminary Offering Memorandum and Offering Memorandum shall be deemed to include amendments or supplements to the Preliminary Offering Memorandum and Offering Memorandum, and documents incorporated by reference after the time of execution of this Agreement and prior to the termination of the offering of the Restricted Notes by the Initial Purchasers.

         Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Restricted Notes and the Issuable Common Stock (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS

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         SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE
         RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO CMS ENERGY CORPORATION OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

         THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT DATED AS

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         OF JULY 16, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN
         HOLDERS OF SECURITIES FROM TIME TO TIME.

         2. Purchase and Sale: Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Initial Purchasers, severally and not jointly, and the respective Initial Purchasers, severally and not jointly, agree to purchase from the Company at the purchase price specified in Schedule I hereto (the "Purchase Price"), the respective principal amounts of Restricted Notes set opposite their names in Schedule I hereto.

         The Company hereby agrees that, without the prior written consent of the Representative, it will not offer, sell, contract to sell or otherwise issue debt securities substantially similar to the Restricted Notes for a period from the date of the execution of this Agreement until the Time of Purchase.

         3. Terms of Offering: The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Restricted Notes purchased hereunder on the terms set forth in the Offering Memorandum solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act or, at the time any buy order for the Restricted Notes was or is originated, were or are outside the United States and were or are not "U.S. persons" within the meaning of Regulation S under the Act (such persons being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Restricted Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         4. Payment and Delivery: Payment for the Restricted Notes shall be made to the Company in federal or other immediately available funds in New York City (or such other place or places of payment as shall be agreed upon by the Company and the Representative in writing), upon the delivery of the Restricted Notes at the offices of Pillsbury Winthrop LLP ("PW"), at One Battery Park Plaza, New York, New York 10004-1490 (or such other place or places of delivery as shall be agreed upon by the Company and the Representative) to the Representative for the respective accounts of the Initial Purchasers against receipt therefor signed by the Representative on behalf of themselves and as agent for the other Initial Purchasers. Such payment and delivery shall be made at 10:00 A.M., New York time on July 16, 2003 (or on such later business day as shall be agreed upon by the Company and the Representative in writing), unless postponed in accordance with the provisions of Section 11 hereof. The day and time at which payment and delivery for the Restricted Notes (without regard to any Option Restricted Notes) are to be made is herein called the "Time of Purchase".

         In addition, in the event that the Initial Purchasers have exercised their option to purchase any or all of the Option Restricted Notes, payment of the purchase price for, and delivery of, such Option Restricted Notes shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company on the relevant Date of Option Delivery as specified in the notice from the Representative to the Company.

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         Delivery of the Restricted Notes shall be made in definitive, fully registered form or global form, as specified by the Representative, in authorized denominations registered in such names as the Representative may request in writing to the Company not later than two full business days prior to the Time of Purchase, or, if no such request is received, in the names of the respective Initial Purchasers for the respective principal amounts of Restricted Notes set forth opposite the name of each Initial Purchaser in Schedule I, in denominations selected by the Company. The certificates evidencing the Restricted Notes shall be delivered at the Time of Purchase for the account of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Restricted Notes to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

         The Company agrees to make the Restricted Notes available for inspection by the Initial Purchasers at the offices of PW at least 24 hours prior to the Time of Purchase, in definitive, fully registered form, and as requested pursuant to the preceding paragraph.

         5. Conditions of Initial Purchasers' Obligations: The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties, at and as of the Time of Purchase, on the part of the Company, and to the following other conditions:

                  (a) That all legal proceedings to be taken in connection with the issue and sale of the Restricted Notes shall be reasonably satisfactory in form and substance to PW, counsel to the Initial Purchasers.

                  (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the Time of Purchase:

                           (i) Opinion of Robert C. Shrosbree, Esq., Assistant General Counsel of the Company, substantially to the effect set forth in Exhibit B attached hereto;

                           (ii) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, substantially to the effect set forth in Exhibit C-1 and Exhibit C-2 attached hereto; and

                           (iii) Opinion of PW, counsel to the Initial Purchasers, in a form satisfactory to the Initial Purchasers.

                  (c) (i) That, on the date hereof and on the date of the Time of Purchase, the Representative shall have received a letter from Ernst & Young LLP ("E&Y") in form and substance satisfactory to the Initial Purchasers, dated as of such date, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included or incorporated by reference in the Preliminary Offering Memorandum or Offering Memorandum, as the case may be, complied as to form in all material respects with the applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission, and (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Initial Purchasers reasonably request.

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                           (ii)     That, on the date hereof, the Representative
shall have received a letter from each of PricewaterhouseCoopers LLP and Price Waterhouse, each in form and substance satisfactory to the Initial Purchasers, dated as of such date, (i) confirming that each are independent public accountants with respect to (A) the Company and the Midland Cogeneration Venture Limited Partnership, in the case of PricewaterhouseCoopers LLP, and (B) the Company and Jorf Lasfar Energy Company S.C.A., in the case of Price Waterhouse, each within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in each of their opinions the financial statements examined by them and referred to in the letter of E&Y complied as to form in all material respects with the applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission, and (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Initial Purchasers reasonably request.

                  (d) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 5(c) hereof or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Restricted Notes as contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (e) That, at the Time of Purchase, the Company shall have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his or her knowledge, information and belief, (i) there shall have been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company from that set forth in the Offering Memorandum (other than changes referred to in or contemplated by the Offering Memorandum) and (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Purchase with the same effect as if made at the Time of Purchase, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Time of Purchase.

                  (f) That the Company shall have executed and delivered the Registration Rights Agreement and shall have furnished the Representative signed counterparts of the Supplemental Indenture.

                  (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

                  (h) That the Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of the Offering Memorandum.

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                  (i)      That, at the Time of Purchase, the Restricted Notes
shall be rated at least B+ by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. ("S&P"), B3 by Moody's Investors Service, Inc. ("Moody's") and B+ by Fitch, Inc. ("Fitch"), and the Company shall have delivered to the Representative a letter, dated the Time of Purchase, from each such rating agency, or other evidence reasonably satisfactory to the Representative, confirming that the Restricted Notes have been assigned such ratings; and between the date of the execution of this Agreement and the Time of Purchase, there has been no downgrading or withdrawal of the investment ratings of the Restricted Notes, securities of the Company or securities of Consumers Energy Company by any nationally recognized statistical rating agency, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

                  (j) In the event that the Initial Purchasers exercise their option to purchase all or any portion of the Option Restricted Notes, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Option Delivery, and, at the relevant Date of Option Delivery, the Representative shall have received:

                           (1) a certificate, dated such Date of Option Delivery, of an executive officer of the Company confirming that the certificate delivered at the Time of Purchase pursuant to Section 5(e) hereof remains true and correct as of such Date of Option Delivery;

                           (2) opinions of Robert C. Shrosbree, Esq., Assistant General Counsel of the Company, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and PW, counsel to the Initial Purchasers, dated such Date of Option Delivery, relating to the Option Restricted Notes and otherwise to the same effect as the opinions required by
                  Section 5(b) hereof; and

                           (3) a letter from E&Y, dated such Date of Option Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(c) hereof, except that the date specified in Section 5(c)(iii) hereof shall be a date not more than five days prior to such Date of Option Delivery.

                  (k) At the Time of Purchase, the Issuable Common Stock shall have been duly listed, subject only to official notice of issuance, on The New York Stock Exchange.

                  (l) The Restricted Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the Restricted Notes shall be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (m) At the Time of Purchase, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit D hereto addressed to the Representative from each person listed in Schedule II hereto.

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                  (n)      That any additional documents or agreements
reasonably requested by the Initial Purchasers or their counsel to permit the Initial Purchasers to perform their obligations or permit their counsel to deliver opinions hereunder shall have been provided to them.

         6. Certain Covenants of the Company: In further consideration of the agreements of the Initial Purchasers herein contained, the Company covenants as follows:

                  (a) To advise the Representative promptly and, if requested by the Representative, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Restricted Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 6(d) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Restricted Notes under any state securities or blue sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Restricted Notes under any state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To deliver to the Initial Purchasers, without charge, as soon as practicable, as many copies of the Offering Memorandum (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 8 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) For such period of time as the Initial Purchasers are required by law or customary practice to deliver an offering memorandum in respect of the Restricted Notes, if any event shall have occurred as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it becomes necessary to amend or supplement the Offering Memorandum to comply with law, to forthwith prepare an appropriate amendment or supplement to the Offering Memorandum and deliver to the Initial Purchasers, without charge, such number of copies thereof as may be reasonably requested.

                  (d) To use its best efforts to qualify the Restricted Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Initial Purchasers and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Initial Purchasers and filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

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                  (e)      So long as the Restricted Notes are outstanding, (i)
to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Restricted Notes a financial report of the Company on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (f) So long as any of the Restricted Notes or Issuable Common Stock are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Restricted Notes in connection with any sale thereof and any prospective purchaser of such Restricted Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

                  (g) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Initial Purchasers) in connection with the issuance and delivery of the Restricted Notes and the Issuable Common Stock, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in Section 6(d) hereof) of PW, counsel to the Initial Purchasers, only in the events provided in Section 6(h) hereof, the Initial Purchasers hereby agreeing to pay such fees and disbursements in any other event, and that except as provided in such Section 6(h), the Company shall not be responsible for any out-of-pocket expenses of the Initial Purchasers in connection with their services hereunder.

                  (h) If the Initial Purchasers shall not take up and pay for the Restricted Notes due to the failure of the Company to comply with any of the conditions specified in Section 5 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 12 hereof prior to the Time of Purchase or the Date of Delivery, as the case may be, to pay the reasonable fees and disbursements of PW, counsel to the Initial Purchasers, and, if the Initial Purchasers shall not take up and pay for the Restricted Notes due to the failure of the Company to comply with any of the conditions specified in
Section 5 hereof, to reimburse the Initial Purchasers for their reasonable out-of-pocket expenses not to exceed $10,000 incurred in connection with the financing contemplated by this Agreement.

                  (i) During the period referred to in Section 6(c) hereof, to not amend or supplement the Offering Memorandum unless the Company has furnished the Initial Purchasers and counsel to the Initial Purchasers with a copy for their review and comment a reasonable time prior to the making of such amendment or supplement and has reasonably considered any comments of the Initial Purchasers, and not to make any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing after consultation with the Initial Purchasers.

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                  (j)      During the period referred to in Section 6(c) hereof,
to furnish the Initial Purchasers with copies of all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (k) During the period referred to in Section 6(c) hereof, to comply with all requirements under the Exchange Act relating to the timely filing with the Commission of its reports pursuant to Section 13 or 15(d) of the Exchange Act and of its proxy statements pursuant to Section 14 of the Exchange Act.

                  (l) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement.

                  (m) To obtain the approval of DTC for "book-entry" transfer of the Restricted Notes, and to comply in all material respects with all of its agreements set forth in the representation letter or letters of the Company to DTC relating to the approval of the Restricted Notes by DTC for "book-entry" transfer.

                  (n) Not to (or permit any affiliate (as defined in Rule 144 under the Act) to) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Restricted Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Restricted Notes under the Act.

                  (o) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Restricted Notes.

                  (p) During the period of two years after the Time of Purchase, not to, and not permit any of its affiliates (as defined in Rule 144 under the Act) to, resell any of the Restricted Notes which constitute "restricted securities" under Rule 144 under the Act that have been reacquired by any of them.

                  (q) To take all reasonable action necessary to enable S&P, Moody's and Fitch to provide their respective credit ratings of the Restricted Notes.

                  (r) Until the second anniversary of the Time of Purchase, not to, and not to permit any affiliates under its control to, purchase any Restricted Notes or Issuable Common Stock unless, immediately upon any such purchase, the Company or any such affiliate shall (1) submit such Restricted Notes to the Trustee for cancellation and/or (2) treat such Issuable Common Stock as treasury shares ineligible for re-issuance.

                  (s) Not to, and not to permit any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which no agreement is made) to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Restricted Notes or the Issuable Common Stock under the Act.

                  (t) The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Issuable Common Stock.

                  (u) The Company will use its best efforts to effect the listing of the Issuable Common Stock, prior to the Time of Purchase, on The New York Stock Exchange subject only to official notice of issuance.

                  (v) The Company will not for a period of 60 days following the date hereof, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (other than the Restricted Notes); provided, however, that the Company may issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company existing and in effect at the date hereof, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants existing and outstanding at the date hereof.

                  (w) Any information provided by the Company to publishers of publicly available databases about the terms of the Restricted Notes shall include a statement that the Restricted Notes have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S under the Act.

                  (x) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Restricted Notes.

                  (y) Between the date hereof and the Time of Purchase, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

                  (z) The Company will cause the proceeds of the issuance and sale of the Restricted Notes to be applied for the purposes described in the Offering Memorandum.

         7. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 7(a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Preliminary Offering Memorandum and the Offering Memorandum or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

                  (d) The Restricted Notes are in the form contemplated by the Indenture and have been duly authorized by the Company. At the Time of Purchase, the Restricted Notes will have been duly executed and delivered by the Company and, when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), will be entitled to the security afforded by the Indenture equally and ratably with all securities outstanding thereunder, and will be convertible into Common Stock in accordance with their terms. Each of the Restricted Notes and the Issuable Common Stock conform in all material respects to the descriptions thereof in the Preliminary Offering Memorandum and the Offering Memorandum. Each significant subsidiary (as defined in Rule 405 under the Act, and hereinafter called a "Significant Subsidiary") of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite authority to own or lease its properties and conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Offering Memorandum or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to enter into this Agreement.

                  (f) The Registration Rights Agreement has been duly authorized by the Company. At the Time of Purchase, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). The Registration Rights Agreement conforms in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (g) The Indenture has been duly authorized by the Company. At the Time of Purchase, the Indenture will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Indenture conforms in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum; and the Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (h) Except for the outstanding shares of preferred stock of Consumers Energy Company, the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, the 8.20% Trust Originated Preferred Securities of Consumers Energy Company Financing II, the 9 1/4% Trust Originated Preferred Securities of Consumers Energy Company Financing III, the 9.00% Trust Preferred Securities of Consumers Energy Company Financing IV, the 7 3/4% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I and the 7 1/4% PEPS Units of CMS Energy Trust III, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Offering Memorandum) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

                  (i) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct business in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company.

                  (j) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement or any of the other Operative Documents, except such as have been obtained or may be required under state securities or blue sky laws or as referred to in the Offering Memorandum.

                  (k) None of the issuance, sale or conversion of the Restricted Notes, or the execution or delivery by the Company of, or the performance by the Company of its obligations under, this Agreement or the other Operative Documents, did or will conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, the Company's Articles of Incorporation or by-laws, any material agreement or instrument to which it is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any lien on the Company's properties or assets.

                  (l) Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company, by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement or any of the other Operative Documents or (ii) if determined adversely, is likely to have a material adverse effect on the business or financial condition of the Company, or materially adversely affect the ability of the Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

                  (m) There has not been any material and adverse change in the business, properties, prospects or financial condition of the Company from that set forth or incorporated by reference in the Offering Memorandum (other than changes referred to in or contemplated by the Offering Memorandum).

                  (n) Except as set forth in the Offering Memorandum, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company is a party or by which it or any of its properties may be bound.

                  (o) The Offering Memorandum, as of its date, contained all the information specified in, and met the requirements of, Rule 144A(d)(4) under the Act.

                  (p) When the Restricted Notes are issued and delivered pursuant to this Agreement, the Restricted Notes and the Issuable Common Stock will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system. No securities of the same class as the Restricted Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (q) Neither the Company nor any affiliate (as defined in Rule 144 under the Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Restricted Notes in a manner that would require the registration under the Act of the Restricted Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Restricted Notes (as those terms are used in Regulation D under the Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Act, including, but not limited to, publication or release of articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (r) None of the Company nor any of its affiliates (as defined in Rule 144 under the Act) or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act with respect to the Restricted Notes.

                  (s) No registration under the Act of the Restricted Notes is required for the sale of the Restricted Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales (assuming the accuracy of the Initial Purchasers' representation and warranty and agreement set forth in
Section 8 hereof).

                  (t) The Company, after giving effect to the offering and sale of the Restricted Notes, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (u) The Company has an authorized capitalization as set forth in the Offering Memorandum and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Indenture as it relates to the Restricted Notes, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Offering Memorandum and the issuance of the Issuable Common Stock is not, and will not be, subject to any preemptive or other similar right.

                  (v) The Restricted Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (w) The Company has been advised by the NASD's PORTAL Market that the Restricted Notes and the Issuable Common Stock have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

                  (x) The Company's chief executive officer and chief financial officer are responsible for establishing and maintaining the Company's disclosure controls and procedures. The Company's management, under the direction of the Company's principal executive and financial officers, has evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days of the filing of the Company's most recent annual report on Form 10-K/A. Based on such evaluation, the Company's chief executive officer and chief financial officer have concluded that the Company's disclosure controls and procedures are effective to ensure that material information was presented to them and properly disclosed. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect internal controls subsequent to such evaluation.

         The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         8. Representations and Warranties of Initial Purchasers: Upon the authorization by the Initial Purchasers of the release of the Restricted Notes, the Initial Purchasers propose to offer the Restricted Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and the Initial Purchasers hereby represent and warrant to, and agree with, the Company that:

                  (a) they each will offer and sell the Restricted Notes only to Eligible Purchasers;

                  (b) they each are Accredited Investors (as defined in Regulation D under the Act); and

                  (c) they each will not offer or sell the Restricted Notes by any form of general solicitation or general advertising, including, but not limited to, the methods described in Rule 502(c) under the Act.

         9.       Indemnification:

                  (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls any such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Initial Purchasers and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 9(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or, if the Preliminary Offering Memorandum or the Offering Memorandum shall be amended or supplemented, in the Preliminary Offering Memorandum or the Offering Memorandum as so amended or supplemented or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Preliminary Offering Memorandum or the Offering Memorandum or in the Preliminary Offering Memorandum or the Offering Memorandum as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Initial Purchaser expressly for use therein and except that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability or action, suit or proceeding arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum if copies of the Offering Memorandum were timely delivered to the Initial Purchasers pursuant to Section 6 hereof and a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchasers to the person asserting such loss, claim, damage or liability or action, suit or proceeding and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability or action, suit or proceeding.

                  The Company's indemnity  agreement contained in this Section 9
(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Restricted Notes hereunder, and the indemnity agreement contained in this Section 9 shall survive any termination of this Agreement. The liabilities of the Company in this Section 9(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, each other Initial Purchaser, and each person, if any, who controls the Company or any such other Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in
Section 9(a) hereof, but only with respect to alleged untrue statements or omissions made in the Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by such Initial Purchaser expressly for use therein.

                  The indemnity agreement on the part of each Initial Purchaser contained in this Section 9(b) and the representations and warranties of such Initial Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Restricted Notes hereunder, and the indemnity agreement contained in this
Section 9(b) shall survive any termination of this Agreement. The liabilities of each Initial Purchaser in this

Section 9(b) are in addition to any other liabilities of such Initial Purchaser under this Agreement or otherwise.

                  (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 9(a) or 9(b) hereof, such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 9(a) or 9(b) hereof if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representative in the case of parties indemnified pursuant to Section 9(b) hereof and by the Company in the case of parties indemnified pursuant to Section 9(a) hereof. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

                  In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Initial Purchasers and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (3) the Company and the Representative shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

         The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 9, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

                  (d) If the indemnification provided for in Section 9 above is unavailable to or insufficient to hold harmless an Indemnified Person under this Section 9 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this
Section 9 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Restricted Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts or commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum, bear to the aggregate public offering price of the Restricted Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of this Section 9 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 9(d), in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Restricted Notes purchased by such Initial Purchaser hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this Section 9(d) to contribute are several in proportion to their respective obligations and not joint.

         The agreement with respect to contribution contained in this Section 9(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Initial Purchaser, and shall survive delivery of and payment for the Restricted Notes hereunder and any termination of this Agreement.

         10. Survival: The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchasers as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers, the Company, or any officer, director or controlling person of the Company, and shall survive delivery of and payment for the Restricted Notes.

         11. Substitution of Initial Purchasers: If any Initial Purchaser under this agreement shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Restricted Notes which it had agreed to purchase on the Time of Purchase or any applicable Date of Option Delivery, the Representative shall immediately notify the Company and the Representative and the other Initial Purchasers may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), satisfactory to the Company, to purchase, upon the terms herein set forth, the principal amount of Restricted Notes which the defaulting Initial Purchaser had agreed to purchase. If any non-defaulting Initial Purchaser or Initial Purchasers shall determine to exercise such right, the Representative shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the Time of Purchase or Date of Option Delivery, as the case may be, shall be postponed for such period, not exceeding three business days, as the Company shall determine. If, in the event of such a default, the Representative shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Initial Purchaser or Initial Purchasers, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representative within a further period of 36 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

                  (a) to require such non-defaulting Initial Purchasers to purchase and pay for the respective principal amounts of Restricted Notes which they had severally agreed to purchase hereunder, as herein above provided, and, in addition, the principal amount of Restricted Notes which the defaulting Initial Purchaser shall have so failed to purchase up to a principal amount thereof equal to one-ninth (1/9) of the respective principal amounts of Restricted Notes which such non-defaulting Initial Purchasers have otherwise agreed to purchase hereunder; and/or

                  (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice) to purchase, upon the terms herein set forth, the principal amount of Restricted Notes which such defaulting Initial Purchaser had agreed to purchase, or that portion thereof which the remaining Initial Purchasers shall not be obligated to purchase pursuant to Section 11(a) hereof.

         In the event the Company shall exercise its rights under Section 11(a) and/or Section 11(b) hereof, the Company shall give written notice thereof to the Representative within such further period of 36 hours, and thereupon the Time of Purchase or the Date of Option Delivery, as the case may be, shall be postponed for such period, not exceeding five business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under Section 11(a) and/or Section 11(b) hereof, the Company shall be deemed to have elected to terminate this Agreement.

         Any action taken by the Company under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement. Termination by the Company under this Section 11 shall be without any liability on the part of the Company or any non-defaulting Initial Purchaser.

         In the computation of any period of 36 hours referred to in this
Section 11, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday which would otherwise be included in such period of time.

         12. Termination of Agreement: This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time prior to the Time of Purchase or any applicable Date of Option Delivery by the Representative if, prior to such time, any of the following events shall have occurred: (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets of the United States is such as to impair, in the sole judgment of the Representative, the marketability of the Restricted Notes.

         If the Representative elects to terminate this Agreement, as provided in this Section 12, the Representative will promptly notify the Company and each other Initial Purchaser by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Initial Purchaser for any reason permitted hereunder, or if the sale of the Restricted Notes to the Initial Purchasers as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Initial Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Initial Purchasers shall be under no liability to the Company nor be under any liability under this Agreement to one another.

         Notwithstanding the foregoing, the provisions of Sections 6(e), 6(i), 9 and 10 shall survive any termination of this Agreement.

         13. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: (i) if to the Initial Purchasers or the Representative, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Telecopy 212-816-7912); and
(ii) if to the Company, to CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201, Attention: Executive Vice President and Chief Financial Officer (Telecopy 517-788-2186).

         14. Parties in Interest: This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company, the Initial Purchasers' directors and officers and the controlling persons, if any, referred to herein, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 11 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.

         15. Definition of Certain Terms: All obligations of the Initial Purchasers hereunder are several and not joint. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Restricted Notes from any of the respective Initial Purchasers.

         16. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         17. Waiver of Tax Confidentiality: Notwithstanding anything herein to the contrary, purchasers of the Restricted Notes (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Restricted Notes relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         18. Counterparts: This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and, upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Company.

                                         Very truly yours,

                                         CMS ENERGY CORPORATION

                                         By: /s/ Laura Mountcastle
                                             ------------------------------
                                             Name: Laura Mountcastle
                                             Title: Vice President and Treasurer

Confirmed and accepted as
of the date first written above:

CITIGROUP GLOBAL MARKETS INC.
     As Representative of the several Initial Purchasers named in Schedule I hereto

By: CITIGROUP GLOBAL MARKETS INC.

By:/s/ Jane Sadowsky
   -----------------------------------
   Name: Jane Sadowsky
   Title: Managing Director

                                   SCHEDULE I

                                            Principal Amount of
                                                Restricted
Initial Purchasers                               Notes                 Purchase Price
------------------                               -----                 --------------
Citigroup Global Markets Inc.                 $ 60,000,000              $ 58,200,000

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                        $ 52,500,000              $ 50,925,000

Deutsche Bank Securities Inc.                 $ 37,500,000              $ 36,375,000
                                              ------------              ------------
Total                                         $150,000,000              $145,500,000
                                              ============              ============

                                   SCHEDULE II

1.       John F. Drake

2.       James J. Duderstadt

3.       Carl L. English

4.       Thomas W. Elward

5.       Kathleen R. Flaherty

6.       Earl D. Holton

7.       David W. Joos

8.       David G. Mengebier

9.       Michael T. Monahan

10.      Joseph F. Paquette Jr.

11.      William U. Parfet

12.      Percy A. Pierre

13.      John G. Russell

14.      S. Kinnie Smith, Jr.

15.      Kenneth L. Way

16.      Thomas J. Webb

17.      Ken Whipple

18.      John B. Yasinsky

                                    EXHIBIT A

         This Registration Rights Agreement (this "Agreement") is made and entered into this 16th day of July, 2003 among CMS Energy Corporation, a Michigan corporation (the "Company"), and Citigroup Global Markets Inc., as representative (the "Representative") of the Initial Purchasers (the "Initial Purchasers") listed on Schedule I to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement dated July 9, 2003, among the Company and the Representative on behalf of the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $150,000,000 principal amount of the Company's 3.375% Convertible Senior Notes due 2023 (the "Firm Notes") and the granting by the Company to the Initial Purchasers of the option to purchase $50,000,000 additional principal amount of such Convertible Senior Notes (the "Option Notes" and, together with the Firm Notes, the "Notes"). The Notes are convertible into shares of common stock, par value $0.01 per share, of the Company at the initial conversion price set forth in the Offering Memorandum dated July 10, 2003, subject to adjustment in accordance with the Indenture (as defined below). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Additional Amounts" shall have the meaning set forth in
Section 2(c)(i) hereof.

                  "Additional Amounts Payment Date" shall have the meaning set forth in Section 2(c)(ii) hereof.

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Applicable Conversion Price" shall mean, as of any date of determination, $1,000 principal amount of Notes as of such date of determination divided by the Conversion Rate (as defined below) in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Closing Date" shall mean the later of (i) the date on which the Firm Notes are issued and (ii) the date on which the Option Notes are issued.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Conversion Rate" shall have the meaning assigned to such term in the Supplemental Indenture.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary for the Securities (as defined below) appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

                  "Firm Closing Date" shall mean the date on which the Firm Notes are issued.

                  "Firm Notes" shall have the meaning set forth in the preamble.

                  "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities (as defined below), and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

                  "Indemnified Holder" shall have the meaning set forth in
Section 4(a) hereof.

                  "Indemnified Person" shall have the meaning set forth in
Section 4(c) hereof.

                  "Indemnifying Person" shall have the meaning set forth in
Section 4(c) hereof.

                  "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean, on any date, Holders of a majority of the outstanding Shares (as defined below) constituting Registrable Securities; provided, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company or other obligor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount. For the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be Holders of the number of Shares into which such Notes are or would be convertible as of such date.

                  "Material Event" shall have the meaning set forth in Section 3(f) hereof.

                  "Notes" shall have the meaning set forth in the preamble.

                  "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Appendix I to the Offering Memorandum.

                  "Notice Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Option Notes" shall have the meaning set forth in the preamble.

                  "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in the Shelf Registration Statement (as defined below), including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 under the Act or may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Act or (iii) such Securities shall have ceased to be outstanding.

                  "Registration Default" shall have the meaning set forth in
Section 2(c)(i) hereof.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all Commission, stock exchange or NASD registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD); (iii) all expenses of any Persons in preparing or assisting in preparing word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, any securities sales agreements and any other documents relating to the performance of and compliance with this Agreement;
(iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges; (v) all rating agency fees; (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance; (vii) the fees and expenses of the Trustee, and any escrow agent or custodian; (viii) the reasonable fees and disbursements of one firm, at any one time, of legal counsel selected by the Representative (subject to the reasonable approval of the Company) to represent the Holders of Registrable Securities, which firm shall be PW unless otherwise requested in writing by the Majority Holders; and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "Representative" shall have the meaning set forth in the preamble.

                  "Securities" shall mean collectively the Notes and the Shares.

                  "Shares" shall mean the shares of common stock of the Company, par value $0.01 per share, into which the Notes are convertible or that have been issued upon any conversion of the Notes into common stock of the Company.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2(a) hereof.

                  "Shelf Registration Filing Date" shall have the meaning set forth in Section 2(a)(i) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Suspension Period" shall have the meaning set forth in
Section 2(a)(i) hereof.

         2.       Registration Under the Act.

                  (a)      Shelf Registration.

                                    (i)      The Company agrees to use
         reasonable commercial efforts to file under the Act as promptly as practicable after the time that the Company becomes eligible to file registration statements on Form S-3 under the Act but in any event within 15 months after the Firm Closing Date (the "Shelf Registration Filing Date") a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission. If the Company is not eligible to file registration statements on Form S-3 under the Act before the Shelf Registration Filing Date, then the Company shall file a Shelf Registration Statement on whatever form is then available for the Company to use. The Company agrees to use its reasonable commercial efforts to cause the Shelf Registration Statement to become or be declared effective within 120 days after the Shelf Registration Filing Date and to keep such Shelf Registration Statement continuously effective until the earliest of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, (ii) the date on which all Registrable Securities have been sold pursuant to Rule 144 under the Act, (iii) such time as there are no longer any Registrable Securities outstanding and (iv) the second anniversary of the Closing Date (plus, in each case, the number of days in any Suspension Period); provided, however, that upon the occurrence of any event or the discovery of any facts as contemplated by Section 3(f)(iv) hereof, the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any Prospectus forming a part of the Shelf Registration Statement if the Company promptly thereafter complies with the requirements of Section 3(k) hereof; provided, further, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reason shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default shall occur and Additional Amounts shall accrue as set forth in Section 2.4(A)(v) hereof); any such period during which the Company is so excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period"; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

                                    (ii)     Each Holder of Registrable
         Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(a)(ii) and the last paragraph of Section 3 hereof. To be named a selling holder in the Shelf Registration Statement when it first becomes effective, Holders must deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to the effectiveness of the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (1) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document (including, if required, a new or amended Shelf Registration Statement) so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable, (2) provide such Holder copies of any documents filed pursuant to Section 2(a)(ii)(1) hereof and (3) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(a)(ii)(1) hereof; provided, that if such Notice and Questionnaire is delivered during a

         Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (1), (2) and (3) above upon expiration of the Suspension Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(a)(ii) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(a)(ii).

                           (iii) The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by
         Section 3(b) hereof, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

                  (b) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof and the performance of its obligations under Section 2(a) and Section 3 hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) Interest.

                           (i) If any of the following events (any such event a "Registration Default") shall occur, then additional amounts (the "Additional Amounts") shall become payable to Holders in respect of the Securities as follows:

                           (1) if the Shelf Registration Statement is not filed with the Commission by the Shelf Registration Filing Date, then commencing on the day immediately after the Shelf Registration Filing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such day immediately after the Shelf Registration Filing Date and at a rate of 0.50% per annum thereafter;

                           (2) if the Shelf Registration Statement is not declared effective by the Commission within 120 days following the Shelf Registration Filing Date, then commencing on the 121st day after the Shelf Registration Filing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 121st day after the Shelf Registration Filing Date and at a rate of 0.50% per annum thereafter;

                           (3) if the Company has failed to perform its obligations set forth in Section 2(a)(ii) hereof within the time periods required therein, then commencing on the first day after the date by which the Company was required to perform such obligations, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

                           (4) if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time (other than as specifically permitted in Section 2(a)(i) hereof) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

                           (5) if the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 2(a)(i) hereof, then commencing on the day the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

         provided, however, that the Additional Amounts on the Securities shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Amounts would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Amounts rate shall be the higher rate of 0.50% per annum; provided, further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of Section 2(c)(i)(1) hereof), (2) upon the effectiveness of the Shelf Registration Statement (in the case of Section 2(c)(i)(2) hereof), (3) upon the Company's performing its obligations set forth in
         Section 2(a)(ii) hereof (in the case of Section 2(c)(i)(3) hereof), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of Section 2(c)(i)(4) hereof) or (5) upon the termination of the Suspension Period that caused the limit on the aggregate duration of Suspension Periods in a period set forth in Section 2(a)(i) hereof to be exceeded (in the case of Section 2(c)(i)(5) hereof), Additional Amounts on the Securities as a result of such Section, as the case may be, shall cease to accrue.

                           (ii) Additional Amounts on the Securities, if any, will be payable in cash on January 15 and July 15 of each year (the "Additional Amounts Payment Date") to holders of record of outstanding Registrable Securities on each preceding January 1 and July 1, respectively. The date of determination of the Applicable Conversion Price of any outstanding Shares that are Registrable Securities shall be the Business Day immediately preceding the Additional Amounts Payment Date; provided, that in the case of an event of the type described in Section 2(c)(i)(3) hereof, such Additional Amounts shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(a)(ii) hereof, the non-performance of which is the basis of such Registration Default; provided, further, that any Additional Amounts accrued with respect to any Notes or portion thereof called for redemption on a redemption date or purchased on a purchase date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, purchase or conversion on the applicable redemption date, purchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), and shall continue to accrue on the Shares issuable upon conversion of any Notes to the extent any Registration Default has not yet been cured. Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Company to the Holders of Registrable Securities pursuant to Section 2(c)(i) hereof, the accrual of Additional Amounts will cease without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Company.

         The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2(c) in addition to any remedies available to the Holders of the Securities under the Indenture. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         3. Registration Procedures. In connection with the obligations of the Company with respect to Shelf Registration Statements pursuant to Section 2(a) hereof, the Company shall:

                  (a) use reasonable commercial efforts to prepare and file with the Commission a Shelf Registration Statement, within the relevant time period specified in Section 2 hereof, on the appropriate form under the Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and use its reasonable commercial efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) use reasonable commercial efforts to cause (i) any Shelf Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to Section 2(a)(iii) hereof, any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (c) use reasonable commercial efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Act and comply with the provisions of the Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof;

                  (d) (i) notify each Holder of Registrable Securities, at least fifteen (15) calendar days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders participating in the Shelf Registration and as set forth in the Notices and Questionnaires, (ii) furnish to each Notice Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Notice Holder or underwriter may reasonably request, including financial statements and schedules and, if the Notice Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Notice Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period;

                  (e) use its reasonable commercial efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Notice Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing (which request shall be included in the Notice and Questionnaire) by the time such Shelf Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Notice Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Notice Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e) or (ii) take any action which would require it to file general consent to service of process or taxation or file annual reports or comply with any other requirement deemed by the Company in its reasonable judgment to be unduly burdensome;

                  (f) notify promptly each Notice Holder of Registrable Securities under a Shelf Registration and, if requested by such Notice Holder, confirm such advice in writing promptly (i) when such Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to such Shelf Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event (but not the nature of the details concerning the same) or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading (a "Material Event"); provided, however, that no notice by the Company shall be required pursuant to this clause
(iv) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate other than post-effective amendments prepared and filed in accordance with Section 2(a)(ii) hereof;

                  (g) furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

                  (h) use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable and provide prompt notice to legal counsel for the Holders of the withdrawal of any such order;

                  (i) furnish to each Notice Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or all exhibits thereto, unless requested);

                  (j) use its reasonable commercial efforts to cooperate with the selling Notice Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and to enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Notice Holders or the underwriters, if any, may reasonably request at least three (3) Business Days prior to the closing of any sale of Registrable Securities;

                  (k) upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(f)(ii), Section 3(f)(iii), Section 3(f)(iv), Section 3(f)(v) and Section 3(f)(vi) hereof and subject to the provisions of the first paragraph immediately following Section 3(t) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Notice Holder of such determination and to furnish each Notice Holder such number of copies of the Prospectus, as amended or supplemented, as such Notice Holder may reasonably request;

                  (l) obtain a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement, and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depositary;

                  (m) unless the Indenture, as its relates to the Registrable Securities, has already been so qualified, use its reasonable commercial efforts to (i) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act and (iii) execute, and use its reasonable commercial efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

                  (n) enter into such customary agreements (including an underwriting or similar agreement) and make such representations and warranties and take all such other actions in connection therewith (including, without limitation, furnishing customary comfort letters and legal opinions pursuant to the terms of such agreement) in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement;

                  (o) upon reasonable notice, for a reasonable period prior to the filing of the Shelf Registration Statement and until the time at which there are no Registrable Securities, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by a representative appointed by the Notice Holders in connection with an underwritten offering (or any underwriter, placement agent or counsel acting on their behalf), who shall certify to the Company that they have a current intention to sell their Registrable Securities pursuant to the Shelf Registration Statement, such financial and other information and books and records of the Company, and cause the officers, directors, employees and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the counsel to such Notice Holders, to conduct a reasonable "due diligence" investigation; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering pursuant to a Shelf Registration and (y) the Holder or Holders designated by the participating Majority Holders in connection with any non-underwritten offering pursuant to a Shelf Registration, together with one counsel designated by and on behalf of such persons;

                  (p) if reasonably requested by the Initial Purchasers or any Notice Holder, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(p) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

                  (q) use its reasonable commercial efforts to (i) confirm that the ratings of the Notes will apply to the Notes covered by the Shelf Registration Statement or (ii) if the Notes were not previously rated, cause the Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any;

                  (r) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                  (s) use its reasonable commercial efforts to cause the Shares to remain listed on the New York Stock Exchange; and

                  (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

         Each Holder agrees that upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(ii), Section 3(f)(iii), Section 3(f)(iv), Section 3(f)(v) or Section 3(f)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus until the receipt by such Holder of either copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, or notice in writing from the Company that such Holder may resume disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(ii), Section 3(f)(iii), Section 3(f)(iv), Section 3(f)(v) or Section 3(f)(vi) hereof, the Company shall be deemed to have used its reasonable commercial efforts to keep such Shelf Registration Statement effective during such Suspension Period; provided, that the Company shall use its reasonable commercial efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Shelf Registration Statement. The Company shall extend the period during which such Shelf Registration Statement shall be maintained effective or the Prospectus shall be used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described above to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus.

         If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Act. Each such

Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus related thereto, unless such Holder has furnished the Company with a Notice and Questionnaire. Each Notice Holder agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to the Commission's comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering or causing to be delivered a Prospectus to the purchaser thereof and, following the time at which there are no Registrable Securities, to notify the Company, within 10 business days of a request by the Company of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

         4.       Indemnification; Contribution.

         (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise ("Indemnified Holder"), and to reimburse the Holders and such controlling Person or Persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 4(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, or, if any Shelf Registration Statement shall be amended or supplemented, in the Shelf Registration Statement as so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Shelf Registration Statement or in the Shelf Registration Statement as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by any Holder expressly for use therein.

         The Company's indemnity agreement contained in this Section 4(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Person, and the indemnity agreement contained in this Section 4 shall survive any termination of this Agreement. The liabilities of the Company in this Section 4 are in addition to any other liabilities of the Company under this Agreement or otherwise.

         (b) Each Holder agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 4(a) hereof, but only with respect to alleged untrue statements or omissions made in the Shelf Registration Statement or in the Shelf Registration Statement, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein.

         The indemnity agreement on the part of each Holder contained in this
Section 4(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Person, and the indemnity agreement contained in this Section 4(b) shall survive any termination of this Agreement.

         (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 4(a) or 4(b) hereof, such Person (the "Indemnified Person") shall notify the Person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 4(a) or 4(b) hereof if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by a majority in principal amount of the Holders in the case of parties indemnified pursuant to
Section 4(b) hereof and by the Company in the case of parties indemnified pursuant to Section 4(a) hereof. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person, and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Person shall repay to the Indemnifying Parties such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

         In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Holders and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (3) the Company and the Holders shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

         The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment against the Indemnified Person, the Indemnifying Person agrees, subject to the provisions of this Section 4, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the

Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

         (d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an Indemnified Person under this
Section 4 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 4 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the sale of the Registrable Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this
Section 4 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount greater than the excess of the amount by which the total received by such Holder with respect to the sale of its Registrable Securities pursuant to a Shelf Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Registrable Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 4 to contribute are several in proportion to their respective obligations and not joint.

         The agreement with respect to contribution contained in this Section 4 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Holder, and shall survive any termination of this Agreement.

         5.       Miscellaneous.

                  (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will, upon the request of any Holder of Registrable Securities, (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Act and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Act within the limitation of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, (B) Rule 144A under the Act, as such Rule may be amended from time to time or (C) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders of the Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Without the consent of the Holder of each Security, however, no modification may change the provisions relating to the payment of Additional Amounts.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery: (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(d), which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  (f) Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  (g) Specific Performance. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under
Section 2 hereof.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (l) Entire Agreement. This Agreement and other writings referred to herein (including the Indenture and the Purchase Agreement) represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               CMS ENERGY CORPORATION

                                               By: _____________________________
                                                   Name:
                                                   Title:

CONFIRMED AND ACCEPTED
AS OF THE DATE FIRST ABOVE WRITTEN:

CITIGROUP GLOBAL MARKETS INC.,
for itself and as Representative
of the Initial Purchasers

By: _________________________________
    Name:
    Title:

                                    EXHIBIT B

1. The Company is a duly organized, validly existing corporation in good standing under the laws of the State of Michigan.

2. All legally required corporate proceedings in connection with the authorization, issuance and validity of the Restricted Notes and the sale of the Restricted Notes by the Company in accordance with the Purchase Agreement have been taken; and no approval, authorization, consent or order of any governmental regulatory body is required with respect to the issuance and sale of the Restricted Notes (other than in connection with or in compliance with the provisions of the securities or blue sky laws of any state, as to which I express no opinion).

3. I do not know of any legal or governmental proceedings that would be required to be described in the Offering Memorandum if it were a registration statement filed by the Company under the Act that are not described as required, nor of any contracts or documents of a character so required to be described in the Offering Memorandum that are not described as required.

4. The statements made in the Offering Memorandum under the caption "Description of the Notes", "Registration Rights", "Description of Common Stock" and "Material United States Federal Income Tax Considerations" constitute summaries of legal matters or documents referred to therein and are accurate in all material respects; and the Indenture, the Restricted Notes and the Issuable Common Stock conform as to legal matters to the descriptions thereof and to the statements in regard thereto contained in such section of the Offering Memorandum.

5. Each document incorporated in the Offering Memorandum as such document was originally filed pursuant to the Exchange Act (except for (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors' reports thereon) and (ii) the other financial or statistical information contained or incorporated by reference therein, as to which I express no opinion) complied as to form when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

6. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

8. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

9. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Restricted Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with the Exempt Resales to qualify the Indenture under the Trust Indenture Act.

10. The Restricted Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, assuming the due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Restricted Notes are entitled to the security afforded by the Indenture equally and ratably with all securities presently outstanding thereunder, and no stamp taxes in respect of the original issue thereof are payable; the Restricted Notes will be convertible into Common Stock in accordance with their terms.

11. The issuance, sale and conversion of the Restricted Notes in accordance with the terms of the Indenture and the Purchase Agreement do not violate the provisions of the Restated Articles of Incorporation or the Bylaws of the Company, and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party.

12. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

13. The Company (i) is a "holding company", as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and (ii) is currently exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof.

14. No registration under the Act of the Restricted Notes is required for the sale of the Restricted Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales assuming (i) that each of the Initial Purchasers is an Eligible Purchaser or an Accredited Investor (as defined in Regulation D under the Act), (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in
Section 8 of the Purchase Agreement, and (iii) the accuracy of the representations of the Company set forth in Sections 6(e), 6(n), 7(o), 7(q) and 7(s) of the Purchase Agreement.

15. Except for the outstanding shares of preferred stock of Consumers Energy Company, the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, the 8.20% Trust Originated Preferred Securities of Consumers Energy Company Financing II, the 9

1/4% Trust Originated Preferred Securities of Consumers Energy Company Financing III, the 9.00% Trust Preferred Securities of Consumers Energy Company Financing IV, the 7 3/4% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I and the 7 1/4% PEPS Units of CMS Energy Trust III, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Offering Memorandum) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

16. The Company has an authorized capitalization as set forth in the Offering Memorandum and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Indenture as it relates to the Restricted Notes, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Offering Memorandum and the issuance of the Issuable Common Stock is not, and will not be, subject to any preemptive or other similar right.

17. Nothing has come to my attention that would lead me to believe that the Offering Memorandum (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors' reports thereon) and (ii) the other financial or statistical information contained or incorporated by reference therein, as to which I express no opinion), as of its date or at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   EXHIBIT C-1

1. The offer, sale and delivery of the Restricted Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Restricted Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and the Purchase Agreement, do not require registration under the Act and the Supplemental Indenture does not require qualification under the Trust Indenture Act, it being understood that we do not express any opinion as to any subsequent reoffer or resale of any of the Restricted Notes.

2. The Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                                     C-1-1

                                   EXHIBIT C-2

No facts have come to our attention that have caused us to believe that the Offering Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial data and financial projections included therein or excluded therefrom). For purposes of the foregoing, we note that the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Act and does not contain all the information that would be required in a registration statement under the Act.

                                     C-2-1

                                    EXHIBIT D

               [Letterhead of officer or director of the Company]

                                __________, 2003

Citigroup Global Markets Inc.
   As Representative of the several Initial Purchasers
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with a proposed Purchase Agreement (the "Purchase Agreement") between CMS Energy Corporation, a Michigan corporation (the "Company") and you as representative of a group of Initial Purchasers named therein, whereby the Initial Purchasers have agreed to purchase Convertible Senior Notes due 2023, convertible into shares of common stock, par value $0.01 per share (the "Restricted Notes"), of the Company pursuant to the Purchase Agreement. Terms used but not defined in this letter shall have the meanings ascribed to such terms in the Purchase Agreement.

         In order to induce you and the other Initial Purchasers to purchase the Restricted Notes pursuant to the Purchase Agreement, the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Purchase Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by the Representative, and up to 10,000 shares of Common Stock for any one executive officer or director of the Company with an aggregate limit of 100,000 shares of Common Stock for all executive officers or directors of the Company.

         If for any reason the Purchase Agreement shall be terminated prior to the Time of Purchase (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                            Very truly yours,

                                            By:_________________________________
                                               Name:
                                               Title:

                                       D-1